UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 13(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 15, 2013

BIOSANTE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31812	58-2301143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Barclay Boulevard Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

(847) 478-0500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2013, the employment of Michael C. Snabes, M.D., Ph.D., Senior Vice President of Medical Affairs of BioSante Pharmaceuticals, Inc. was terminated effective immediately and in connection therewith BioSante and Dr. Snabes entered into a separation agreement and release.

Consistent with the terms of the BioSante Pharmaceuticals, Inc. Officer Severance Policy, the separation agreement provides for the following, among other things:

•                                          payment by BioSante of all amounts and benefits accrued but unpaid through the date of termination, including base salary, unreimbursed expenses and accrued and unused vacation;

•                                          cash severance payments by BioSante to Dr. Snabes in an aggregate amount equal to $282,000, which is equal to nine months of his annual base salary, paid in accordance with BioSante’s prevailing payroll practices, in the form of salary continuation over the next nine months;

•                                          reasonable outplacement services for up to one year up to a maximum benefit of $15,000; and

•                                          if timely elected, payment of COBRA continuation coverage premiums for nine months, or until Dr. Snabes has secured other employment, whichever occurs first.

If and only if the proposed merger transaction between BioSante and ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. (“ANI”) is completed on or before April 12, 2013, Dr. Snabes would be entitled to receive an additional cash severance payment of $244,400, which would result in Dr. Snabes receiving his higher change in control severance payment pursuant to the terms of the BioSante Pharmaceuticals, Inc. Officer Severance Policy and COBRA continuation coverage premiums for 12 months instead of nine months. The separation agreement also includes a general release of claims against BioSante by Dr. Snabes, an agreement by Dr. Snabes to comply with certain confidentiality, non-competition and other obligations.

The foregoing description of the separation agreement and release with Dr. Snabes is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is included as Exhibit 10.1 to this report and are incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On March 15, 2013, BioSante Pharmaceuticals, Inc. held a special meeting of stockholders for the following purposes:

1.                 To consider and vote upon a proposal to adopt the agreement and plan of merger dated as of October 3, 2012 between BioSante and ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc., as amended, and the transactions contemplated thereby, including the merger and the issuance of shares of BioSante common stock in the merger.

2.                 To consider and vote upon a proposal to approve an amendment to BioSante’s certificate of incorporation to effect a reverse split of BioSante common stock and BioSante class C special stock at the discretion of BioSante and ANI at a ratio of either one-for-two, one-for-three, one-for-four or one-for-five.

3.                 To consider and vote upon a proposal to approve an amendment to BioSante’s certificate of incorporation to change the name of BioSante from “BioSante Pharmaceuticals, Inc.” to “ANI Pharmaceuticals, Inc.”

4.                 To consider and vote upon a proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of BioSante under existing arrangements in connection with the merger.

5.                 To consider and vote upon a proposal to approve an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals No. 1, 2 and/or 3.

The required vote to approve Proposals No. 1, 2 and 3 is a majority of BioSante’s outstanding shares of capital stock as of the January 17, 2013 record date.  At the special meeting, since sufficient votes had not been received in favor of Proposals 1, 2 and 3, BioSante stockholders voted on only one matter, the proposal to approve an adjournment of the special meeting to solicit additional proxies if there are not sufficient votes in favor of Proposals No. 1, 2 and/or 3.  The votes on such matter are set forth below:

	For	Against	Abstain	Broker Non-Votes
Proposal No. 5—Adjournment of BioSante Special Meeting, if Necessary, to Solicit Additional Proxies to Vote in Favor of Proposals No. 1, 2 or 3	6,833,943	2,281,554	383,675	7,073,346

BioSante stockholders approved the adjournment proposal and adjourned the meeting until 8:00 a.m., Central Time, on April 12, 2013 at BioSante’s corporate office located at 111 Barclay Boulevard, Lincolnshire, Illinois 60069.

Item 8.01. Other Events.

On March 15, 2013, BioSante and ANI issued a joint release announcing that ANI stockholders have approved the merger between the two companies and that BioSante has adjourned its stockholders meeting until April 12, 2013 to give BioSante stockholders additional time to consider the merger proposals and vote their shares.

BioSante also announced that its board of directors has declared the distribution of contingent value rights (CVRs) providing payment rights arising from a future sale, transfer, license or similar transaction(s) involving BioSante’s LibiGel® (female testosterone gel) to holders of BioSante common stock and set the close of business on April 12, 2013, the date of the adjourned special meeting of BioSante stockholders, as the record date with respect to such distribution. The CVR distribution will be effected immediately prior to, but contingent upon, completion of the merger with ANI.

The special meeting of BioSante stockholders will be reconvened at 8:00 a.m., Central Time, on April 12, 2013 at BioSante’s corporate office located at 111 Barclay Boulevard, Lincolnshire, Illinois 60069.  BioSante stockholders are encouraged to read the definitive joint proxy statement/prospectus as it provides, among other things, a detailed discussion of the proposed merger, the merger agreement and the process that led to the proposed merger.  The record date for the BioSante stockholders entitled to vote at the special meeting remains January 17, 2013.  Stockholders who already have given a proxy or instructions to brokers do not need to re-cast their votes.

BioSante stockholders are reminded that their vote is important.  A failure to vote has the same effect as a vote against the adoption of the merger agreement.  Any BioSante stockholder who has not yet voted is urged to vote FOR the adoption of the merger agreement and the transactions contemplated thereby, as well as the other merger related proposals.  BioSante stockholders who need assistance in voting their shares or who have questions regarding BioSante’s special meeting may contact The BioSante Proxy Information Line toll-free at (800) 357-9167 or AST Phoenix Advisors at (877) 478-5038 (international stockholders, please call (201) 806-7323).

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Important Additional Information for Investors and Stockholders

This communication is being made in respect of the proposed merger between BioSante and ANI and related matters involving BioSante and ANI.  In connection with the proposed transaction, BioSante has filed with the SEC and the SEC has declared effective a registration statement on Form S-4, containing a joint proxy statement/prospectus and other relevant materials.  The final definitive joint proxy statement/prospectus has been sent to the stockholders of BioSante and ANI.  Investors and security holders are urged to read the joint proxy statement/prospectus (including any amendments or supplements) and other documents filed with the SEC carefully in their entirety because they contain important information about BioSante, ANI and the proposed transaction.

Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC by BioSante at the SEC’s web site at www.sec.gov.  Free copies of the registration statement and the joint proxy statement/prospectus and other documents filed with the SEC also can be obtained by directing a request to BioSante, Attention: Investor Relations, telephone: (847) 478-0500.  In addition, investors and security holders may access copies of the documents filed with the SEC by BioSante on BioSante’s website at www.biosantepharma.com.

BioSante and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described in this release.  Information regarding BioSante’s directors and executive officers is available in BioSante’s annual report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013.  Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of BioSante’s directors and executive officers in the proposed transaction by reading the definitive joint proxy statement/prospectus.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
10.1	Separation Agreement and Release dated as of March 15, 2013 between BioSante Pharmaceuticals, Inc. and Michael C. Snabes, M.D., Ph.D. (filed herewith)

99.1	Joint News Release issued by BioSante Pharmaceuticals, Inc. and ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. on March 15, 2013 (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSANTE PHARMACEUTICALS, INC.

	By:	/s/ Phillip B. Donenberg
Phillip B. Donenberg
Senior Vice President of Finance, Chief Financial Officer and Secretary
Dated: March 15, 2013

BIOSANTE PHARMACEUTICALS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
10.1	Separation Agreement and Release dated as of March 15, 2013 between BioSante Pharmaceuticals, Inc. and Michael C. Snabes, M.D., Ph.D.	Filed herewith

99.1	Joint News Release issued by BioSante Pharmaceuticals, Inc. and ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. on March 15, 2013	Filed herewith